UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2005

 IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania      19355

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On July 8, 2005, IKON Office Solutions, Inc. (the “Company”) issued a press release announcing the filing of its Form 10-Q for the second quarter of fiscal 2005 and the restatement of financial results for fiscal 2000 through the first quarter of fiscal 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 4.02(a).   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has completed a comprehensive review to determine the extent to which certain trade accounts receivable may have been overstated due to billing errors (the “Review”), as initially described in its press release issued on April 21, 2005, and is, on the date hereof, filing its restated financial statements included in the Company’s Form 10-K/A for fiscal 2004 and Form 10-Q/A for the first quarter of fiscal 2005 (the “Restated Financial Statements”). Based on the results of the Review, the Company’s management, together with the Audit Committee of the Company’s Board of Directors, concluded that the error represented a cumulative effect over multiple periods, and, therefore, the Company is restating its consolidated balance sheets at September 30, 2004 and 2003, and consolidated statements of income, cash flows, and changes in shareholders’ equity for the fiscal years ended September 30, 2004, 2003, and 2002, as well as its consolidated balance sheet (unaudited) at December 31, 2004 and consolidated statements of income (unaudited) and cash flows (unaudited) for the three months ended December 31, 2004 and 2003 (the “Restatement”) for the impact of billing errors and other identified adjustments as a result of the Review. The Restatement affects periods prior to fiscal 2002 and the impact of the Restatement on such prior periods will be reflected as an adjustment to retained earnings as of October 1, 2001. In addition, the Restatement impacts all quarters of fiscal 2004 and 2003. Management and the Audit Committee of the Board of Directors concluded on July 6, 2005 that the Company’s previously filed reports on Form 10-K for fiscal 2004 and Form 10-Q for the first quarter of fiscal 2005 should no longer be relied on.

In connection with the Restatement, the Company made certain adjustments for the fiscal years ended September 30, 2004, 2003, and 2002 relating to (1) allowance for doubtful accounts, billing quality and deferred revenues, (2) customer concessions, and (3) the treatment of advances from GE for customer receivables as an accounts payable, each of which is an “error” within the meaning of Accounting Principles Board Opinion No. 20, Accounting Changes. These adjustments resulted in a (decrease) increase in previously reported net income and earnings per share for the fiscal years ended September 30, 2004, 2003, and 2002 of $(7.9) million, or $(0.05) per diluted share, $7.1 million, or $0.04 per diluted share, and $(2.3) million, or $(0.01) per diluted share, respectively.

Management and the Audit Committee of the Board of Directors have discussed this matter with the Company’s Independent Registered Accounting Firm.

Item 9.01.   Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

99.1	Press Release Dated July 8, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ Robert F. Woods Robert F. Woods Senior Vice President and Chief Financial Officer

Dated: July 8, 2005